Exhibit 10.8

EMPLOYEE AND EMPLOYEE BENEFITS MATTERS AGREEMENT

This Employee and Employee Benefits Matters Agreement (this “Agreement”) is made and entered into on July 7, 2005, by and among Calpine Corporation, a Delaware corporation (“Calpine”), Calpine Administrative Services Company, Inc., a Delaware corporation (“Calpine Administrative Services”), Calpine Gas Holdings LLC, a Delaware limited liability company (“Calpine Gas”), Calpine Fuels Corporation, a California corporation (“Calpine Fuels” and collectively with Calpine, Calpine Administrative Services, and Calpine Gas the “Calpine Parties”), and Rosetta Resources Inc., a Delaware corporation (“Rosetta”) (each individually a “Party” and collectively the “Parties”).

R E C I T A L S:

Sellers, Calpine, and Rosetta have entered into the Purchase and Sale Agreement dated July 7, 2005 (“Purchase and Sale Agreement”) pursuant to which the Sellers agreed to sell, and Rosetta agreed to purchase, all of the equity of the companies that comprise all of Calpine’s domestic oil and gas exploration and production business (the “Business”).

In connection with the Purchase and Sale Agreement, the Parties have agreed to enter into this Agreement concerning the offer of employment by Rosetta or an Affiliate to certain employees who provide services exclusively in connection with the Business and the retention by the Calpine Parties of certain Liabilities relating to the employees and employee benefits.

All capitalized terms as used herein shall have the meanings set forth in the Purchase and Sale Agreement unless otherwise defined herein.

ARTICLE I

DEFINITIONS

1.1 Capitalized Terms. The following capitalized terms used in this Agreement shall have the meaning ascribed to them below:

“Acquisition” means the closing of the transactions contemplated by the Purchase and Sale Agreement.

“Business” is defined in above Recitals.

“Calpine DC Plan” is defined in Section 3.2.

“Calpine Parties” is defined in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Effective Time” means immediately following the final act that constitutes the closings of the Acquisition and the Offering.

“Employees” means the employees who provide services exclusively in connection with the Business.

“Employment Arrangements” is defined in Section 3.3.

“ERISA” is defined in Section 2.3.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is as of the date of this Agreement, or at any time within the six years preceding the date hereof would have been, treated as a “single employer” with any of the Calpine Parties under Section 414(b), (c), (m) or (o) of the Code.

“Hired Employees” means the Employees who are offered and accept employment or co-employment with Rosetta or an Affiliate.

“Offering” means the offering, sale and issuance by Employer of the common stock of Employer as set forth in the offering memorandum dated June 30, 2005.

“Purchase and Sale Agreement” is defined in the above Recitals.

“Rosinski Employment Agreement” is defined in Section 2.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CALPINE PARTIES

The Calpine Parties represent and warrant as to themselves and, where applicable, their ERISA Affiliates and Affiliates, that each of the statements made in this Article are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

2.1 The Employees are employed by Calpine Administrative Services and the Subject Companies do not employ any employees. Schedule 2.1 hereto lists all the Employees by name, position or job title, compensation (including bonus), benefits, date of hire, seniority date (if different), and status (i.e. whether active or on leave of absence). Calpine is a party to an employment agreement with Michael J. Rosinski dated May 29, 2005 (the “Rosinski Employment Agreement”). The Rosinski Employment Agreement is assignable and Calpine is in material compliance with its obligations under that agreement.

2.2 With respect to the Employees, (i) none of the Calpine Parties is a party to, bound by, or negotiating any collective bargaining agreement, contract or other agreement or understanding with a labor union labor organization, and there is no union representation question or certification petition pending before any Governmental Body; (ii) there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to Sellers’ Actual Knowledge or the actual knowledge of the Calpine Parties’ responsible legal and human resources personnel, threatened, and there are no existing or threatened strikes, work stoppages or slowdowns; (iii) except with respect to the Rosinski Employment Agreement, none of the Calpine Parties is a party to any contract or agreement of employment or to provide consulting or personal services that cannot be terminated at will without notice by and at no expense to the Calpine Parties; (iv) none of the Calpine Parties has change in control or severance policies, practices, or obligations; (v) the Calpine Parties have timely paid or properly accrued for all wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and any other compensation or remuneration to the Employees for or on account of employment, including under the Rosinski Agreement; (vi) except as disclosed on Schedule 5.6 to the Purchase and Sale Agreement, there are no pending or, to Sellers’ Actual Knowledge or the actual knowledge of the Calpine Parties’ responsible legal and human resources personnel, threatened Proceedings of any kind and in any forum by or on behalf of any Employee or former Employee, applicant, person claiming to be an Employee, or any classes of the foregoing, alleging or concerning a violation of, or compliance with, Applicable Laws relating to employment and employment practices, including without limitation terms and conditions of employment, wages, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information, and the Calpine Parties are in compliance with all such Applicable Laws; and (vii) no Employee, former Employee, or person claiming to have been or be an Employee, has a legal or contractual right to be recalled, reinstated, or restored to employment.

2.3. During the past six years, neither the Calpine Parties nor any of their respective ERISA Affiliates has made or been required to make contributions to any “multiemployer plan,” as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Calpine Parties and their respective ERISA Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of Rosetta or its ERISA Affiliates. Rosetta and its ERISA Affiliates do not now nor will they ever have liability under or with respect to any employee benefit plan, program, policy or arrangement maintained, sponsored or contributed to by the Calpine Parties or any of their respective ERISA Affiliates or under which the Calpine Parties or any of their respective ERISA Affiliates have ever had an obligation to make contributions.

ARTICLE III

EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

3.1 On or before the Closing Date, Calpine shall assign its rights and obligations under the Rosinski Employment Agreement to Rosetta, and Rosetta shall assume such rights and obligations, effective as of the Effective Time. On or before the Closing Date, Rosetta, in its sole discretion, may offer employment to any of the other Employees on such terms and conditions as it chooses, and the Hired Employees shall become Employees of Rosetta or an Affiliate, effective as of the Effective Time. As soon as practicable before the Closing Date, Rosetta shall provide written notice to Calpine of the identities of the Hired Employees. Immediately before the Effective Time, Calpine shall terminate or cause the termination of the employment of all the Hired Employees. Calpine is solely responsible for and shall pay or provide, or cause to be paid or provided, to each Hired Employee and pursuant to the Rosinski Employment Agreement, the wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and any other compensation or remuneration for or on account of employment through the end of the day before the Closing Date when and as required by Applicable Law and the Rosinski Employment Agreement. Calpine shall retain all Liability with respect to the Hired Employees and under the Rosinski Employment Agreement for any Claim relating to employment or employment practices, whenever asserted, that arose or accrued prior to the Closing Date. Rosetta shall be responsible for all Liability with respect to the Hired Employees and under the Rosinski Employment Agreement for any Claim relating to employment or employment practices that arises or accrues on or after the Closing Date. Calpine shall remain solely responsible for the wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and any other compensation or remuneration for or on account of employment and shall retain all Liability with respect to the Employees who do not become Hired Employees. Subject to compliance with Applicable Law, the Calpine Parties shall provide or make available, or cause to be provided or made available, to Rosetta such personnel and payroll information about the Hired Employees as may be required by Applicable Law or as Rosetta may reasonably request.

3.2 The Calpine Parties or their respective Affiliates currently maintain one or more defined contribution plans (the “Calpine DC Plan”) which provide certain retirement benefits for the Hired Employees. Prior to the Closing Date, with respect to the Hired Employees, the Calpine Parties or their respective Affiliates shall take all such action as may be necessary and appropriate (including amending the Calpine DC Plan(s) or any related loan policy to the extent necessary) to provide that such employees will not be in default on any plan outstanding loan under the Calpine DC Plan(s) solely as a result of accepting employment with Rosetta and to permit such employees who have outstanding loans to make direct rollovers of such loans to a defined contribution plan maintained by Rosetta or the co-employer of the Hired Employees.

3.3 Rosetta is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan, program, policy or arrangement of the Calpine Parties or any of their respective ERISA Affiliates or Affiliates relating to any such entity’s employees or any other agreement, trust, plan, fund, or other arrangement that provides for employee benefits or perquisites (collectively, the “Employment Arrangements”), and Rosetta shall have no liability or obligation whatsoever under any Employment Arrangement to the Calpine Parties or any of their respective ERISA Affiliates or Affiliates or to any employees of the Calpine Parties or any of their respective ERISA Affiliates or Affiliates whether or not any of such employees are offered employment by or become employees of Rosetta.

3.4 The Calpine Parties shall have sole responsibility for “continuation coverage” benefits provided under a group health plan maintained by the Calpine Parties or an Affiliate to the Hired Employees and “qualified beneficiaries” of such employees, for whom a “qualifying event” occurs on or before the Closing Date. The terms “continuation coverage,” “qualified beneficiaries” and “qualifying event” shall have the meanings ascribed to them under Section 4908B of the Code and Sections 601 through 608 of ERISA and the regulations thereunder.

3.5 Hired Employees who are employed by Calpine Administrative Services immediately before the Effective Time will be eligible to receive an incentive bonus pursuant to Calpine’s 2005 Management Incentive Plan (“MIP”) prorated based on the number of months in 2005 that the Hired Employee was employed by Calpine Administrative Services provided that the Hired Employee is employed by Rosetta when any such incentive bonus is paid to employees of Calpine. Payment will be made when and if MIP bonuses are paid to employees of Calpine (generally March of the following year) and calculated in Calpine’s discretion in accordance with the MIP. The amount of any such incentive bonus paid to a hired Employee shall be determined by the plan administrator for the MIP in consultation with the Chief Executive Officer of Rosetta using the target bonus percentage for such Hired Employee as shown on the attached Schedule 3.5. The total incentive bonuses paid to Hired Employees shall not exceed the sum of the prorated target bonus amounts shown on Schedule 3.5.

3.6 For a period of one year following the Effective Time, the Calpine Parties and Rosetta agree that each will not, directly or indirectly, solicit any person who is then employed by or otherwise engaged to perform services for the other to leave that employment or cease performing services without the prior written consent of an officer of the other party; provided that it shall not be a violation of this Section 3.6 for the Calpine Parties or Rosetta to place general advertisements or for the Calpine Parties or Rosetta to hire or engage any employee of the other who seeks employment solely in response to such general advertisements.

ARTICLE IV

MISCELLANEOUS

4.1 Governing Law. This Agreement and the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles thereof.

4.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding the preceding sentence, neither party shall assign this Agreement or its rights hereunder without the other party’s written consent, which shall not be unreasonably withheld.

4.3 Entire Agreement. This Agreement, together with the Schedule(s) hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated herein. There are no Third Party beneficiaries having rights under or with respect to this Agreement.

4.4 Amendment; Waiver. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

4.5 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court of competent jurisdiction, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the court of competent jurisdiction, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

4.6 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any Applicable Law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Schedule(s) identified in this Agreement are incorporated herein by reference and made a part hereof. References herein to any Section or Article shall be references to a Section or Article of this Agreement unless the context clearly requires otherwise.

4.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

4.9 Dispute Resolution. Article 20 of the Purchase and Sale Agreement shall apply to disputes between the Parties relating to or arising under this Agreement.

4.10 Conflict. The parties recognize that this Agreement deals with matters not dealt with in the Purchase and Sale Agreement, and these agreements are to be interpreted together where possible. However, if this Agreement is in direct conflict with the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CALPINE CORPORATION

By:
Name:
Title:

CALPINE ADMINISTRATIVE SERVICES COMPANY, INC.

By:
Name:
Title:

CALPINE GAS HOLDINGS LLC

By:
Name:
Title:

CALPINE FUELS CORPORATION

By:
Name:
Title:

ROSETTA RESOURCES INC.

By:
Name:
Title:

Schedule 2.1

Schedule 3.5